Exhibit 99.1

Valero Energy Corporation Reports Fourth Quarter and Annual Earnings

SAN ANTONIO, February 1, 2007 — Valero Energy Corporation (NYSE: VLO) today reported fourth quarter net income of $1.1 billion, or $1.80 per share, which compares to $1.3 billion, or $2.06 per share, in the fourth quarter of 2005. Fourth quarter 2006 results include a $196 million pre-tax gain, or $0.21 per share, on the sale of the company’s remaining 59 percent ownership interest in Valero GP Holdings, LLC in December. The fourth quarter 2005 results include a $55 million pre-tax gain on the sale of the company’s 20 percent interest in the Javelina off-gas processing joint venture in Corpus Christi. Excluding these special items, the company’s fourth quarter 2006 net income was $987 million, or $1.59 per share, compared to $1.3 billion, or $2.00 per share, in the fourth quarter of 2005.

For the year ended December 31, 2006, the company’s reported net income was $5.5 billion, or $8.64 per share, versus $3.6 billion, or $6.10 per share, in 2005. Excluding all special items for each year, net income for 2006 was $5.3 billion, or $8.30 per share, and for 2005 was $4.0 billion, or $6.76 per share.

Fourth quarter 2006 operating income was $1.5 billion, compared to $2.0 billion achieved in the same period last year, which was impacted by Hurricanes Katrina and Rita.

“This was the best fourth quarter we’ve ever seen for refining margins other than in last year’s fourth quarter when margins were affected by the hurricanes,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “In the fourth quarter, gasoline margins averaged more than $5.25 per barrel, while on-road diesel margins averaged over $13.50 per barrel on the Gulf Coast. In addition, sour crude oil discounts remained wide. The sour crude oil discounts benefited from ample sour crude oil supplies and very deep discounts on residual fuel oil, which can compete with crude oil as a feedstock in many of our complex refineries.”

Regarding the company’s cash flow, capital spending in 2006 was $3.7 billion, of which $550 million was for turnaround expenditures. In 2006, the company purchased approximately 35 million shares, or five percent, of its outstanding common stock, returning more than $2 billion to shareholders.

“Looking at this year’s first quarter, despite the lack of early cold weather in the Northeast heating oil market, distillate margins remain good, particularly for on-road diesel, which is currently trading near $15 per barrel on the Gulf Coast. For gasoline, supplies are expected to tighten as spring maintenance activity gets underway. In addition, we will soon be dealing with the transition from winter-grade gasoline to summer-grade specifications, which generally leads to declines in inventories and higher margins as we head toward the summer driving season. Gasoline demand has been strong given lower pump prices and, until recently, mild weather. In fact, preliminary gasoline demand in January was up 3.4% compared to the same time last year,” said Klesse.

“In January, we started up the newly expanded crude unit at the Port Arthur refinery, which allows us to process up to 325,000 barrels per day of sour crude oil. We will also be conducting turnarounds on some of our key units at Port Arthur, Benicia, Three Rivers and Lima. However, we do not expect this activity to materially impact our first quarter results.

“As part of the strategic planning process we completed in the fourth quarter, we have committed to improving returns and maximizing value from our assets in the years ahead. Accordingly, we have decided to explore strategic alternatives for our Lima, Ohio refinery. Deutsche Bank has been retained to assist us. Throughout our system, we are also focused on improving our operations and financial performance.

“With regard to our use of cash flow going forward, we will continue to demonstrate the balanced approach to investing those funds that we showed in 2006. The 50 percent increase in our dividend that was recently announced and the fact that we will continue purchasing our shares in the open market this year are examples of that commitment,” said Klesse.

Valero’s senior management will hold a conference call at 10 a.m. ET (9 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s website at www.valero.com.

Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and annual revenues of more than $90 billion. The company owns and operates 18 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3.3 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with more than 5,500 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.

Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005(1)	2006	2005(1)(2)
STATEMENT OF INCOME DATA:
Operating Revenues (including $0, $2,759, $0 and $7,841, respectively, related to buy/sell arrangements) (3) (4)	$19,792	$25,894	$91,833	$82,162

Costs and Expenses:
Cost of Sales (3)	16,681	22,284	77,482	71,673
Refining Operating Expenses	981	971	3,785	2,874
Retail Selling Expenses	202	207	803	758
General and Administrative Expenses	140	183	598	558
Depreciation and Amortization Expense	308	252	1,155	840

Total Costs and Expenses	18,312	23,897	83,823	76,703

Operating Income	1,480	1,997	8,010	5,459
Equity in Earnings of Valero L.P.	10	9	45	41
Other Income, Net (5) (6)	213	57	351	53
Interest and Debt Expense:
Incurred	(98)	(104)	(378)	(334)
Capitalized	39	29	168	68
Minority Interest in Net Income of Valero GP Holdings, LLC (5)	(3)	—	(7)	—

Income Before Income Tax Expense	1,641	1,988	8,189	5,287
Income Tax Expense	527	641	2,726	1,697

Net Income	1,114	1,347	5,463	3,590
Preferred Stock Dividends	—	1	2	13

Net Income Applicable to Common Stock	$1,114	$1,346	$5,461	$3,577

Earnings per Common Share	$1.85	$2.17	$8.94	$6.51
Weighted Average Common Shares Outstanding (in millions)	603	620	611	549
Earnings per Common Share - Assuming Dilution	$1.80	$2.06	$8.64	$6.10
Weighted Average Common Equivalent Shares Outstanding (in millions)	620	654	632	588

	December 31,
	2006	2005
BALANCE SHEET DATA:
Cash	$1,590	$436
Total Debt	$5,133	$5,378

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005 (1)	2006	2005 (1) (2)
Operating Income (Loss) by Business Segment:
Refining	$1,614	$2,124	$8,470	$5,900

Retail:
U.S.	9	53	113	81
Canada	10	13	69	73

Total Retail	19	66	182	154

Total Before Corporate	1,633	2,190	8,652	6,054
Corporate	(153)	(193)	(642)	(595)

Total	$1,480	$1,997	$8,010	$5,459

Depreciation and Amortization by Business Segment:
Refining	$270	$218	$1,024	$720

Retail:
U.S.	17	18	60	60
Canada	8	6	27	23

Total Retail	25	24	87	83

Total Before Corporate	295	242	1,111	803
Corporate	13	10	44	37

Total	$308	$252	$1,155	$840

Operating Highlights:
Refining:
Throughput Margin per Barrel	$10.53	$11.91	$12.29	$11.14
Operating Costs per Barrel:
Refining Operating Expenses	$3.61	$3.49	$3.50	$3.16
Depreciation and Amortization	0.99	0.79	0.95	0.80

Total Operating Costs per Barrel	$4.60	$4.28	$4.45	$3.96

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	699	703	697	548
Medium/Light Sour Crude	638	696	618	610
Acidic Sweet Crude	60	78	65	103
Sweet Crude	880	905	888	670
Residuals	229	173	234	181
Other Feedstocks	128	155	149	132

Total Feedstocks	2,634	2,710	2,651	2,244
Blendstocks and Other	325	314	309	244

Total Throughput Volumes	2,959	3,024	2,960	2,488

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,431	1,437	1,432	1,174
Distillates	965	958	938	763
Petrochemicals	94	84	88	72
Other Products (7)	474	546	503	481

Total Yields	2,964	3,025	2,961	2,490

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005 (1)	2006	2005 (1) (2)
Refining Operating Highlights by Region: (8)
Gulf Coast:
Operating Income	$1,014	$1,325	$5,109	$3,962
Throughput Volumes (Mbbls per Day) (9)	1,498	1,587	1,532	1,364
Throughput Margin per Barrel	$11.53	$13.07	$13.23	$11.73
Operating Costs per Barrel:
Refining Operating Expenses	$3.33	$3.23	$3.26	$3.03
Depreciation and Amortization	0.85	0.77	0.84	0.74

Total Operating Costs per Barrel	$4.18	$4.00	$4.10	$3.77

Mid-Continent: (10)
Operating Income	$210	$360	$1,329	$856
Throughput Volumes (Mbbls per Day) (9)	580	549	559	364
Throughput Margin per Barrel	$8.32	$11.26	$10.70	$10.44
Operating Costs per Barrel:
Refining Operating Expenses	$3.36	$3.57	$3.27	$3.36
Depreciation and Amortization	1.02	0.57	0.92	0.65

Total Operating Costs per Barrel	$4.38	$4.14	$4.19	$4.01

Northeast:
Operating Income	$163	$219	$944	$725
Throughput Volumes (Mbbls per Day) (9)	575	570	563	448
Throughput Margin per Barrel	$8.51	$9.28	$9.80	$8.33
Operating Costs per Barrel:
Refining Operating Expenses	$4.26	$4.31	$4.10	$3.11
Depreciation and Amortization	1.17	0.79	1.11	0.78

Total Operating Costs per Barrel	$5.43	$5.10	$5.21	$3.89

West Coast:
Operating Income	$227	$220	$1,088	$978
Throughput Volumes (Mbbls per Day)	306	318	306	312
Throughput Margin per Barrel	$13.61	$11.91	$15.07	$13.42
Operating Costs per Barrel:
Refining Operating Expenses	$4.21	$3.19	$4.04	$3.59
Depreciation and Amortization	1.30	1.21	1.27	1.23

Total Operating Costs per Barrel	$5.51	$4.40	$5.31	$4.82

Operating Income for Regions Above	$1,614	$2,124	$8,470	$6,521
LIFO Charge Resulting from Premcor Acquisition (2)	—	—	—	(621)
Total Refining Operating Income	$1,614	$2,124	$8,470	$5,900

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2006	2005 (1)	2006	2005 (1)
Retail - U.S.:
Company - Operated Fuel Sites (Average)	968	1,011	982	1,024
Fuel Volumes (Gallons per Day per Site)	5,133	4,733	4,985	4,830
Fuel Margin per Gallon	$0.126	$0.266	$0.162	$0.154
Merchandise Sales	$235	$224	$960	$934
Merchandise Margin (Percentage of Sales)	28.7%	29.5%	29.6%	29.7%
Margin on Miscellaneous Sales	$44	$35	$169	$126
Selling Expenses	$142	$147	$569	$540

Retail - Canada:
Fuel Volumes (Thousand Gallons per Day)	3,172	3,239	3,176	3,204
Fuel Margin per Gallon	$0.198	$0.211	$0.217	$0.211
Merchandise Sales	$42	$38	$167	$150
Merchandise Margin (Percentage of Sales)	26.7%	25.9%	27.4%	25.6%
Margin on Miscellaneous Sales	$8	$7	$32	$30
Selling Expenses	$60	$60	$234	$218

Average Market Reference Prices and Differentials (Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$59.92	$59.98	$66.00	$56.44
WTI Less Sour Crude Oil (11)	$6.67	$7.50	$7.01	$6.88
WTI Less Alaska North Slope (ANS) Crude Oil (U.S. West Coast)	$4.43	$2.13	$2.47	$3.06
WTI Less Maya Crude Oil	$13.03	$16.75	$14.80	$15.58
Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$5.35	$7.49	$11.34	$10.60
No. 2 Fuel Oil Less WTI	$9.59	$15.81	$9.80	$11.57
Propylene Less WTI	$4.36	$20.62	$8.78	$10.11
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$6.36	$6.45	$12.16	$10.39
Low-Sulfur Diesel Less WTI	$17.46	$22.88	$18.59	$15.54
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$6.94	$6.98	$10.62	$8.95
No. 2 Fuel Oil Less WTI	$9.67	$14.01	$9.60	$11.60
Lube Oils Less WTI	$67.66	$45.50	$55.56	$33.68
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$17.61	$11.57	$21.52	$19.42
CARB Diesel Less ANS	$25.17	$21.82	$23.96	$21.91

VALERO ENERGY CORPORATION AND SUBSIDIARIES

EARNINGS RELEASE

(Millions of Dollars, Except per Share, per Barrel and per Gallon Amounts)

(Unaudited)

(1)	Amounts previously reported in 2005 for refining operating expenses, retail selling expenses, general and administrative expenses, and depreciation and amortization expense have been reclassified for comparability with amounts reported in 2006. The reclassifications resulted from the following changes that took effect on January 1, 2006: (i) information services costs that were previously allocated to the operating units are now being reported as general and administrative expenses to better reflect the area responsible for such costs and (ii) Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” was implemented, which resulted in amounts previously reported as amortization expense now being reported as operating, selling or general and administrative expenses.
(2)	The information presented for the twelve months ended December 31, 2005 includes the operations related to the acquisition of Premcor Inc. for periods subsequent to its acquisition on September 1, 2005. For the twelve months ended December 31, 2005, cost of sales includes a $621 million pre-tax LIFO charge related to the difference between the fair market value recorded for the inventories acquired in the Premcor acquisition under purchase accounting and the amounts required to be recorded under Valero Energy Corporation’s LIFO accounting policy. This LIFO charge is excluded from the consolidated and regional throughput margins per barrel and the regional operating income amounts presented herein in order to make the information presented comparable between periods.
(3)	Valero Energy Corporation’s buy/sell arrangements involve linked purchases and sales related to crude oil contracts entered into to address location, quality or grade requirements. Commencing January 1, 2006, Valero adopted Emerging Issues Task Force Issue No. 04-13, “Accounting for Purchases and Sales of Inventory with the Same Counterparty,” which requires that such buy/sell arrangements be accounted for as one transaction, thereby resulting in no recognition of revenues and cost of sales for these transactions. For buy/sell arrangements prior to 2006, cost of sales includes amounts which approximate the revenues resulting from these transactions.
(4)	Includes excise taxes on sales by Valero’s U.S. retail system of $195 million and $196 million for the three months ended December 31, 2006 and 2005, respectively, and $782 million and $807 million for the twelve months ended December 31, 2006 and 2005, respectively.
(5)	On December 22, 2006, Valero Energy Corporation sold its remaining ownership interest, or 25.2 million units, in Valero GP Holdings, LLC. On July 19, 2006, Valero Energy Corporation had sold to the public 40.6% of its ownership interest, or 17.3 million units, in Valero GP Holdings, LLC. Subsidiaries of Valero GP Holdings, LLC own the general partner interest, the incentive distribution rights and a 21.4% limited partner interest in Valero L.P. The sales resulted in a pre-tax gain for the three months and twelve months ended December 31, 2006 of $196 million and $328 million, respectively, which is included in “Other Income, Net” in the statement of income. The minority interest in net income of Valero GP Holdings, LLC represents the public unitholders’ interest in the earnings of Valero GP Holdings, LLC from July 19, 2006 through December 21, 2006.
(6)	“Other Income, Net” for the three months and twelve months ended December 31, 2005 includes a $55 million pre-tax gain on the sale of Valero Energy Corporation’s 20% interest in the Javelina off-gas processing joint venture.
(7)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke and asphalt.
(8)	The regions reflected herein contain the following refineries subsequent to the Premcor acquisition: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs, St. Charles, Aruba and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, Memphis and Lima Refineries; Northeast- Quebec, Paulsboro and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries. The Mid-Continent region also included the Denver Refinery prior to its disposition on May 31, 2005.
(9)	Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the twelve months ended December 31, 2006 include 287, 304 and 201 Mbbls per day, respectively, related to the operations of the refineries acquired from Premcor Inc. on September 1, 2005. Throughput volumes for the Gulf Coast, Mid-Continent and Northeast regions for the twelve months ended December 31, 2005 include 78, 106 and 63 Mbbls per day, respectively, related to those acquired refineries subsequent to their acquisition date of September 1, 2005.
(10)	The information presented for the Mid-Continent region for the twelve months ended December 31, 2005 includes the operations of the Denver Refinery prior to its sale to Suncor Energy (U.S.A.) Inc. on May 31, 2005. Throughput volumes include 15 Mbbls per day related to the Denver Refinery for the twelve months ended December 31, 2005.
(11)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.